Exhibit 99.1

EARGO ANNOUNCES CLOSING OF RIGHTS OFFERING AND CONVERSION OF PATIENT SQUARE NOTES INTO SHARES OF EARGO COMMON STOCK

SAN JOSE, Calif., Nov. 29, 2022 (GLOBE NEWSWIRE) – Eargo, Inc. (“Eargo” or the “Company”) (NASDAQ: EAR), a medical device company on a mission to improve the quality of life for people with hearing loss, announced today the closing and final results of its rights offering, which expired at 5:00 p.m. New York City time, on November 17, 2022.

Pursuant to the terms of the rights offering, 57,745,050 shares of the Company’s common stock were purchased pursuant to the exercise of basic subscription rights and 828,970 shares of common stock were purchased under the over-subscription privilege, in each case at the subscription price of $0.50, for total gross proceeds from subscriptions in the rights offering of approximately $29.3 million.

In addition, in accordance with the Note Purchase Agreement dated June 24, 2022 (the “Note Purchase Agreement”), by and among the Company and its subsidiaries, noteholders affiliated with Patient Square Capital (the “Noteholders”) and Drivetrain Agency Services, LLC, as administrative agent and collateral agent, an aggregate of approximately $105.5 million of senior secured convertible notes (the “Notes”) held by the Noteholders converted into 316,425,980 shares of the Company’s common stock. In the aggregate, the Company issued 375,000,000 new shares of common stock in the rights offering and conversion of the Notes.

Together with the gross proceeds from subscriptions in the rights offering, the Company raised total net proceeds of approximately $32.3 million pursuant to the rights offering, including an additional investment of approximately $5.5 million by Patient Square Capital and after deducting approximately $2.5 million in offering expenses related thereto. The Company expects to use the net proceeds for general corporate purposes.

Investors who have participated in the rights offering should expect to see the shares of common stock issued to them in uncertificated book-entry form.

The rights offering was made only by means of the prospectus dated October 27, 2022 (the “Prospectus”), copies of which were distributed to eligible stockholders as of the record date for the rights offering.

About Eargo

Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated, Class I or Class II exempt devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Investor Contact
Nick Laudico
Senior Vice President of Corporate Strategy and Investor Relations
ir@eargo.com

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this communication are forward-looking statements, including statements regarding expected use of proceeds from the rights offering. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Any forward-looking statements in this communication are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.